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     EXECUTION COPY

CONVERSION IMPLEMENTATION AGREEMENT

between

PELAWAN TRUST
IT Number 8411/2004
(Pelawan Trust)

and

CENTRAL PLAZA INVESTMENTS 78 (PROPRIETARY) LIMITED (TO BE RENAMED
PELAWAN FINANCE SPV (PROPRIETARY) LIMITED)
Registration Number 2006/032879/07
(Pelawan SPV)

and

PELAWAN INVESTMENTS (PROPRIETARY) LIMITED
Registration Number 2002/017920/07
(Pelawan Investments)

and

ANOORAQ RESOURCES CORPORATION
Registration Number 10022-2033
(Anooraq)

and

PLATEAU RESOURCES (PROPRIETARY) LIMITED
Registration Number 1996/013879/07
(Plateau)

and

RUSTENBURG PLATINUM MINES LIMITED
Registration Number 1931/003380/06
(RPM)

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THIS AGREEMENT is dated 26 June 2009 and is made between:

(1)	PELAWAN TRUST, IT number 8411/2004, a trust settled and established under the laws of South Africa (Pelawan Trust);

(2)

CENTRAL PLAZA INVESTMENTS 78 (PROPRIETARY) LIMITED (to be renamed PELAWAN FINANCE SPV (PROPRIETARY) LIMITED), registration number 2006/032879/07, a company incorporated under the laws of South Africa (Pelawan SPV);

(3)	PELAWAN INVESTMENTS (PROPRIETARY) LIMITED, registration number 2002/01792/07, a company incorporated under the laws of South Africa (Pelawan Investments);

(4)	ANOORAQ RESOURCES CORPORATION, registration number 10022-2033, a company incorporated under the laws of Canada (Anooraq);

(5)	PLATEAU RESOURCES (PROPRIETARY) LIMITED, registration number 1996/013879/07, a company incorporated under the laws of South Africa (Plateau); and

(6)	RUSTENBURG PLATINUM MINES LIMITED, registration number 1931/003380/06, a company incorporated under the laws of South Africa (RPM).

The Parties agree as set out below.

1.	Definitions and interpretation

1.1

Words and expressions not otherwise defined in this Agreement shall bear the meaning given to them in the RPM Funding Common Terms Agreement (as defined below). In addition, unless the context dictates otherwise, the words and expressions set forth below shall bear the following meanings and cognate expressions shall bear corresponding meanings:

1.1.1	Agreement means this Conversion Implementation Agreement including Annexures;

1.1.1	Annexure means the annexure attached to this Agreement;

1.1.2	B1 Preference Dividend means the "B1 Preference Dividend" as this term is defined under the RPM Pelawan SPV B1 Preference Share Terms;

1.1.3	B1 Preference Dividend Declaration Date means the "B1 Preference Dividend Declaration Date" as this term is defined under the RPM Pelawan SPV B1 Preference Share Terms;

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1.1.4	B1 Preference Dividend Payment Date means the "Preference Dividend Payment Date" as this term is defined under the RPM Pelawan SPV B1 Preference Share Terms;

1.1.5

B1 Preference Shares means the 115 800 cumulative, convertible preference par value shares of R1.00 each and share premium of R9 498.14 each, in the share capital of Pelawan SPV, subscribed for by RPM and defined as the "RPM Pelawan SPV B1 Preference Shares" under the RPM Funding Common Terms Agreement;

1.1.6	B2 Conversion Notice means the "B2 Conversion Notice" as this term is defined under the Pelawan SPV Plateau B2 Preference Share Terms

1.1.7	B2 Preference Dividend means the "B2 Preference Dividend" as this term is defined under the Pelawan SPV Plateau B2 Preference Share Terms;

1.1.8	B2 Preference Dividend Declaration Date means the "B2 Preference Dividend Declaration Date" as this term is defined under the Pelawan SPV Plateau B2 Preference Share Terms;

1.1.9	B2 Preference Dividend Payment Date means the "Preference Dividend Payment Date" as this term is defined under the Pelawan SPV Plateau B2 Preference Share Terms;

1.1.10

B2 Preference Shares means the 115 800 cumulative, convertible preference par value shares of R1.00 each and a share premium of R4 836.29 each, in the share capital of Plateau, subscribed for by Pelawan SPV and defined as the "Pelawan SPV Plateau B2 Preference Shares" under the RPM Funding Common Terms Agreement;

1.1.11	B3 Conversion Notice means the "B3 Conversion Notice" as this term is defined under the Pelawan SPV Plateau B3 Preference Share Terms;

1.1.12	B3 Preference Dividend means the "B3 Preference Dividend" as this term is defined under the Pelawan SPV Plateau B3 Preference Share Terms;

1.1.13	B3 Preference Dividend Declaration Date means the "B3 Preference Dividend Declaration Date" as this term is defined under the Pelawan SPV Plateau B3 Preference Share Terms;

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1.1.14	B3 Preference Dividend Payment Date means the "B3 Preference Dividend Payment Date" as this term is defined under the Pelawan SPV Plateau B3 Preference Share Terms;

1.1.15

B3 Preference Shares means the 111 600 cumulative, convertible preference par value shares of R1.00 each and a share premium of R4 836.29 each, in the share capital of Plateau, subscribed for by Pelawan SPV and defined as the "Pelawan SPV Plateau B3 Preference Shares" under the RPM Funding Common Terms Agreement;

1.1.16	Companies Act means the Companies Act, 61 of 1973, as amended;

1.1.17	Computershare Canada means Computershare Trust Company of Canada, a trust company registered in Ontario and incorporated under the laws of Canada;

1.1.18	Computershare South Africa means Computershare Limited, registration number 2000/006082/06, a company incorporated under the laws of South Africa;

1.1.19	Conversion Notice means "Conversion Notice" as this term is defined under the RPM Pelawan SPV B1 Preference Share Terms;

1.1.20	Final Conversion Date means "Final Conversion Date" as this term is defined under the RPM Pelawan SPV B1 Preference Share Terms;

1.1.21	Issue Date means "Issue Date" as this term is defined under the RPM Pelawan SPV B1 Preference Share Terms;

1.1.22	Market Value means the 10 day VWAP for an Anooraq Common Share immediately preceding the date of the Conversion Notice;

1.1.23	Parties means the parties to this Agreement, being Pelawan Trust, Pelawan SPV, Pelawan Investments, Anooraq, Plateau and RPM;

1.1.24

Pelawan Cession and Pledge in Security means the cession and pledge in securitatem debiti dated on or about the Signature Date, to be granted by Pelawan Investments in favour of RPM for, inter alia, the obligations of Pelawan Investments under the Specified Pelawan Finance Documents;

1.1.25	Pelawan SPV Plateau B2 Preference Share Terms means the rights and privileges attaching to the B2 Preference Shares as set out in the

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Pelawan SPV Plateau B2 Preference Share Subscription Agreement and embodied or to be embodied in the articles of association of Plateau;

1.1.26

Pelawan SPV Plateau B3 Preference Share Terms means the rights and privileges attaching to the B3 Preference Shares as set out in the Pelawan SPV Plateau B3 Preference Share Subscription Agreement and embodied or to be embodied in the articles of association of Plateau;

1.1.27	RPM Funding Common Terms Agreement means the written common terms agreement dated on or about 12 June 2009 between inter alia Anooraq, Pelawan Investments, Pelawan SPV and RPM;

1.1.28

RPM Pelawan SPV B1 Preference Share Terms means the rights and privileges attaching to the B1 Preference Shares as set out in the RPM Pelawan SPV B1 Preference Share Subscription Agreement and embodied or to be embodied in the articles of association of Pelawan SPV;

1.1.29	SEDAR means the System for Electronic Document Analysis and Retrieval, the electronic filing system for the disclosure documents of public companies and investment funds in Canada;

1.1.30	Signature Date means the date of the signature of the Party last signing this Agreement;

1.1.31	Specified Pelawan Finance Documents means the 'Specified Pelawan Finance Documents' as this term is defined under the Pelawan Cession and Pledge in Security;

1.1.32	STT Act means Securities Transfer Tax Act, 25 of 2007, as amended;

1.1.33	VWAP means the volume weighted average price at which an Anooraq Common Share has traded on the JSE for the relevant prior period.

2.	Introduction

2.1	Plateau has procured funding from a number of sources in order to meet its payment obligations under the Acquisition.

2.2	In this regard, RPM and Pelawan SPV have entered into the RPM Pelawan SPV B1 Preference Share Subscription Agreement.

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2.3	Pelawan SPV and Plateau have entered into the Pelawan Plateau B2 Preference Share Subscription Agreement and the Pelawan Plateau B3 Preference Share Subscription Agreement.

2.4

The B2 Preference Shares and the B3 Preference Shares are inextricably linked with the B1 Preference Shares in that the Conversion of the B1 Preference Shares will automatically trigger a Conversion of a pro rata number of B2 Preference Shares and B3 Preference Shares. The B2 Preference Shares to B1 Preference Shares will Convert on a one to one basis i.e. in the ratio of 115 800:115 800 whereas the B3 Preference Shares to B1 Preference Shares will Convert in the ratio of 111 600:115 800.

2.5

In accordance with the RPM Pelawan B1 Preference Share Terms, RPM has the right and option to require that the B1 Preference Shares (or part thereof) be Converted into such number of Pelawan SPV Ordinary Shares as determined for value in accordance with the Conversion formulae set out under the RPM Pelawan B1 Preference Share Terms, which option is capable of being exercised at any time after the Issue Date and before the Final Conversion Date pursuant to delivery by RPM to Pelawan SPV of a Conversion Notice or, in the absence of delivery of such Conversion Notice, the B1 Preference Shares will automatically Convert on the Final Conversion Date.

2.6

The delivery of a Conversion Notice and the subsequent Conversion of the B1 Preference Shares will result in the concurrent delivery of both the B2 Conversion Notice (in accordance with the Pelawan SPV Plateau B2 Preference Share Terms) and the B3 Conversion Notice (in accordance with the Pelawan SPV Plateau B3 Preference Share Terms) and the automatic Conversion of a pro rata number of B2 Preference Shares and B3 Preference Shares into Plateau 2 Converted Shares and Plateau 3 Converted Shares, respectively.

2.7	In the circumstances of the Conversion:

2.7.1

if it is determined in accordance with the Conversion formulae set out under the RPM Pelawan SPV B1 Preference Share Terms that a B1 Preference Dividend is payable then, Pelawan SPV must declare and pay the B1 Preference Dividend and, in turn, RPM must use all of the cash proceeds of the B1 Preference Dividend to subscribe for and Pelawan SPV must issue and allot the Pelawan SPV Subscription Shares; and

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2.7.2

if it is determined in accordance with the Conversion formulae set out under the Pelawan SPV Plateau B2 Preference Share Terms that a B2 Preference Dividend is payable then, Plateau must declare and pay the B2 Preference Dividend and, in turn, Pelawan SPV must use all of the cash proceeds of the B2 Preference Dividend to subscribe for and Plateau must issue and allot the Plateau 2 Subscription Shares; and

2.7.3

if it is determined in accordance with the Conversion formulae set out under the Pelawan SPV Plateau B3 Preference Share Terms that a B3 Preference Dividend is payable then, Plateau must declare and pay the B3 Preference Dividend and, in turn, Pelawan SPV must use all of the cash proceeds of the B3 Preference Dividend to subscribe for and Plateau must issue and allot the Plateau 2 Subscription Shares.

2.8	Furthermore, Anooraq, Pelawan SPV and Plateau have entered into the Plateau Forward Sale Agreement in terms of which Pelawan SPV sells to Anooraq:

2.8.1

all of the Plateau 2 Shares which Pelawan SPV holds immediately following Conversion and subscription, if applicable, in exchange for the issue and allotment of such number Anooraq 2 Consideration Shares; and

2.8.2

all of the Plateau 3 Shares which Pelawan SPV holds immediately following Conversion and subscription, if applicable, in exchange for the issue and allotment of such number of Anooraq 3 Consideration Shares, in each case, for delivery and settlement by Anooraq on the Conversion Date.

2.9

Immediately following the implementation of the Plateau Forward Sale Agreement, Pelawan SPV will hold Anooraq 2 Consideration Shares and Anooraq 3 Consideration Shares and, in terms of the Pelawan Forward Sale Agreement, will buy back Pelawan SPV Designated Shares which RPM holds immediately following Conversion and subscription, if applicable, in exchange for the Anooraq 2 Consideration Shares, for delivery and settlement by Pelawan SPV on the Conversion Date.

2.10	This Agreement sets out the terms and conditions applicable to the practical implementation of the Conversion, subscription and related transactions.

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3.	RPM Funding Common Terms Agreement

3.1

This Agreement and the rights and obligations of the Parties are in all respects subject to the terms and conditions of the RPM Funding Common Terms Agreement. The terms and conditions of the RPM Funding Common Terms Agreement are incorporated by reference into this Agreement as if repeated herein in full.

3.2	In the event of a conflict between the terms of this Agreement and the RPM Funding Common Terms Agreement the provisions of this Agreement shall prevail.

3.3

In the event of a conflict between the terms of this Agreement on the one hand and the Pelawan SPV Forward Sale Agreement or the Plateau Forward Sale Agreement on the other hand, the provisions of this Agreement shall prevail.

4.	Immediate notice requirements on or about the Closing Date

4.1

RPM and Pelawan Trust must jointly issue and file a news release on SEDAR on the Closing Date, the content of which will be agreed between RPM and Pelawan Trust in writing by no later than 2 days after the Signature Date, in accordance with section 3.1 of National Instrument 62-103 The Early Warning System and Related Take-Over Bid and Insider Reporting Issues (NI 62-103).

4.2	Each of RPM and Pelawan Trust must file an early warning report on SEDAR in accordance with section 3.1 of NI 62-103 by no later than 2 Business Days after the Closing Date.

4.3

Anooraq must file a report of exempt distribution within 10 days of the Closing Date in order for the distribution under the Plateau Forward Sale Agreement to fall within the prospectus exemption under BC Instrument 72-503 Distributions of Securities Outside of British Columbia and shall provide a copy of such report to RPM by no later than 15 days after the Closing Date.

5.	Conversion Notice

5.1	RPM will deliver a Conversion Notice to Pelawan SPV specifying the number of B1 Preference Shares that it wishes to Convert and the relevant Conversion Date.

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5.2

In accordance with the Conversion formulae set out under the RPM Pelawan SPV B1 Preference Share Terms, the Market Value of the Anooraq Common Shares will be applied by Pelawan SPV in determining inter alia:

5.2.1	the number of B1 Preference Shares to be Converted into Pelawan SPV Converted Shares;

5.2.2	the B1 Preference Dividend to be declared and paid by Pelawan SPV to RPM in respect of the B1 Preference Shares, if applicable; and

5.2.3	the additional number of Pelawan SPV Subscription Shares to be subscribed for by RPM using all of the cash proceeds of the B1 Preference Dividend, if applicable.

5.3

The number of B1 Preference Shares to be Converted will automatically trigger and determine the pro rata number of B2 Preference Shares to be Converted and the pro rata number of B3 Preference Shares to be Converted.

5.4

It is anticipated that the Conversion and subscription processes set out in clauses 6.1, 6.2 and 6.3 below will be implemented concurrently, and in the context of each Conversion and subscription, in the sequence set out in these respective clauses.

5.5

If following the application of the Conversion formulae as set out under the RPM Pelawan SPV B1 Preference Share Terms, Pelawan SPV Plateau B2 Preference Share Terms and Pelawan SPV Plateau B3 Preference Share Terms (as the case may be), no B1 Preference Dividend, B2 Preference Dividend or B3 Preference Dividend (as may be applicable) is to be declared and paid, the specific sub-clauses dealing with the declaration and payment of the relevant preference dividends and the subscription for additional ordinary shares in each of clauses 6.1, 6.2 and 6.3 will be ignored for the purposes of implementation of the Conversion.

6.	Conversion and subscription

6.1	B1 Preference Shares

6.1.1

If the B1 Preference Dividend is to be declared (as determined in accordance with clause 5.2), the directors of Pelawan SPV will pass the resolution substantially in the form of Annexure A in terms of which it declares the B1 Preference Dividend to RPM on the B1 Preference Dividend Declaration Date.

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6.1.2

Pelawan SPV will procure bridge funding from its corporate bankers in an amount equal to the B1 Preference Dividend plus any costs, fees or expenses associated with such funding and pay an amount equal to the B1 Preference Dividend to RPM on the B1 Preference Dividend Payment Date.

6.1.3	Against receipt of the cash proceeds of the B1 Preference Dividend, RPM must immediately use all of the cash proceeds thereof to subscribe for Pelawan SPV Subscription Shares.

6.1.4

Pelawan SPV must issue and allot Pelawan SPV Subscription Shares to RPM under the authority of a resolution passed as a condition to the RPM Funding Common Terms Agreement (a copy of which is attached as Annexure B), and immediately use all of the cash proceeds paid by RPM for the Pelawan SPV Subscription Shares to settle the bridge funding procured from its corporate bankers in respect of the payment of the B1 Preference Dividend.

6.1.5

Pelawan SPV must make such entries in its register of members, as are required to reflect RPM as the registered holder of the Pelawan SPV Subscription Shares, and must issue such new share certificates and other documents as may be required in connection with the subscription for the Pelawan SPV Subscription Shares.

6.1.6

Based on the application of the Conversion formulae (as determined in accordance with clause 5.2), a certain number of B1 Preference Shares will automatically Convert into Pelawan SPV Converted Shares on the Conversion Date.

6.1.7

Pelawan SPV must make such entries in its register of members, as are required to reflect RPM as the registered holder of the Pelawan SPV Converted Shares, and must execute such replacement share certificates and other documents as may be required in connection with the Conversion of the B1 Preference Shares into Pelawan SPV Converted Shares.

6.1.8

RPM must surrender the share certificates in respect of those B1 Preference Shares that have Converted into Pelawan SPV Converted Shares to Pelawan SPV on the Conversion Date against receipt of confirmation of the updated register of members and the share certificates in respect of Pelawan SPV Designated Shares.

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6.1.9	Accordingly, RPM will be the registered holder and beneficial owner of the Pelawan SPV Designated Shares on the Conversion Date.

6.2	B2 Preference Shares

6.2.1

The application of the Conversion formulae under the Pelawan SPV Plateau B2 Preference Share Terms relative to the Market Value of the Anooraq Common Shares at the Conversion Date will similarly determine:

6.2.1.1

the number of B2 Preference Shares to be Converted into Plateau 2 Converted Shares, being equal to the number of B1 Preference Shares Converting into Pelawan SPV Converted Shares as at the Conversion Date;

6.2.1.2	the B2 Preference Dividend to be declared and paid by Plateau to Pelawan SPV in respect of the B2 Preference Shares, if applicable; and

6.2.1.3	the additional number of Plateau 2 Subscription Shares to be subscribed for by Pelawan SPV using all of the cash proceeds of the B2 Preference Dividend, if applicable.

6.2.2

If the B2 Preference Dividend is to be declared (as determined in accordance with clause 6.2.1), the directors of Plateau will pass the resolution substantially in the form of Annexure C in terms of which it declares the B2 Preference Dividend to Pelawan SPV on the B2 Preference Dividend Declaration Date.

6.2.3

Plateau will procure bridge funding from its corporate bankers in an amount equal to the B2 Preference Dividend plus any costs, fees or expenses associated with such funding and pay an amount equal to the B2 Preference Dividend to Pelawan SPV on the B2 Preference Dividend Payment Date.

6.2.4	Against receipt of the cash proceeds of the B2 Preference Dividend, Pelawan SPV must immediately use all of the cash proceeds thereof to subscribe for the Plateau 2 Subscription Shares.

6.2.5

Plateau must issue and allot the Plateau 2 Subscription Shares to Pelawan SPV under the authority of a resolution passed as a condition to RPM Funding Common Terms Agreement (a copy of which is attached as Annexure D), and immediately use the cash proceeds paid by

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Pelawan SPV for the Plateau 2 Subscription Shares to settle the bridge funding procured from its corporate bankers in respect of the payment of the B2 Preference Dividend.

6.2.6

Plateau must make such entries in its register of members, as are required to reflect Pelawan SPV as the registered holder of the Plateau 2 Subscription Shares, and must issue such new share certificates and other documents as may be required in connection with the subscription for the Plateau 2 Subscription Shares.

6.2.7

Based on the application of the Conversion formulae (as determined in accordance with clause 6.2.1), a certain number of B2 Preference Shares will automatically Convert into Plateau 2 Converted Shares on the Conversion Date.

6.2.8

Plateau must make such entries in its register of members, as are required to reflect Pelawan SPV as the registered holder of the Plateau 2 Converted Shares, and must execute such replacement share certificates and other documents as may be required in connection with the Conversion of the B2 Preference Shares into Plateau 2 Converted Shares.

6.2.9

Pelawan SPV must surrender the share certificates in respect of those B2 Preference Shares that have Converted into Plateau 2 Converted Shares to Plateau on the Conversion Date against receipt of confirmation of the updated register of members and the share certificates in respect of the Plateau 2 Shares.

6.2.10	Accordingly, Pelawan SPV will be the registered holder and beneficial owner of the Plateau 2 Shares on the Conversion Date.

6.3	B3 Preference Shares

6.3.1

The application of the Conversion formulae under the Pelawan SPV Plateau B3 Preference Share Terms relative to the Market Value of the Anooraq Common Shares at the Conversion Date will similarly determine:

6.3.1.1

the number of B3 Preference Shares to be Converted into Plateau 3 Converted Shares, being 963.7 B3 Preference Shares for every 1000 B1 Preference Shares (or as calculated using the ratio of 111 600:115 800) that Convert into Pelawan SPV Converted Shares as at the Conversion Date;

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6.3.1.2	the B3 Preference Dividend to be declared and paid by Plateau to Pelawan SPV in respect of the B3 Preference Shares, if applicable; and

6.3.1.3	the additional number of Plateau 3 Subscription Shares to be subscribed for by Pelawan SPV using all of the cash proceeds of the B3 Preference Dividend, if applicable.

6.3.2

If the B3 Preference Dividend is to be declared (as determined in accordance with clause 6.3.1), the directors of Plateau will pass the resolution substantially in the form of Annexure E in terms of which it declares the B3 Preference Dividend to Pelawan SPV on the B3 Preference Dividend Declaration Date.

6.3.3

Plateau will procure bridge funding from its corporate bankers in an amount equal to the B3 Preference Dividend plus any costs, fees or expenses associated with such funding and pay an amount equal to the B3 Preference Dividend to Pelawan SPV on the B3 Preference Dividend Payment Date.

6.3.4	Against receipt of the cash proceeds of the B3 Preference Dividend, Pelawan SPV must immediately use all of the cash proceeds thereof to subscribe for the Plateau 3 Subscription Shares.

6.3.5

Plateau must issue and allot the Plateau 3 Subscription Shares to Pelawan SPV under the authority of a resolution passed as a condition to RPM Funding Common Terms Agreement (a copy of which is attached as Annexure D), and immediately use all of the cash proceeds paid by Pelawan SPV for the Plateau 3 Subscription Shares to settle the bridge funding procured from its corporate bankers in respect of the payment of the B3 Preference Dividend.

6.3.6

Plateau must make such entries in its register of members, as are required to reflect Pelawan SPV as the registered holder of the Plateau 3 Subscription Shares, and must issue such new share certificates and other documents as may be required in connection with the subscription for the Plateau 3 Subscription Shares.

6.3.7	Based on the application of the Conversion formulae (as determined in accordance with clause 6.3.1), a certain number of B3 Preference Shares

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will automatically Convert into Plateau 3 Converted Shares on the Conversion Date.

6.3.8

Plateau must make such entries in its register of members, as are required to reflect Pelawan SPV as the registered holder of the Plateau 3 Converted Shares, and must execute such replacement share certificates and other documents as may be required in connection with the Conversion of the B3 Preference Shares into Plateau 3 Converted Shares.

6.3.9

Pelawan SPV must surrender the share certificates in respect of those B3 Preference Shares that have Converted into Plateau 3 Converted Shares to Plateau on the Conversion Date against receipt of confirmation of the updated register of members and the share certificates in respect of the Plateau 3 Shares.

6.3.10	Accordingly, Pelawan SPV will be the registered holder and beneficial owner of the Plateau 3 Shares on the Conversion Date.

7.	Forward Sales

Following Conversion and subscription under clause 6, on each Conversion Date the relevant Parties will implement the Plateau Forward Sale Agreement and immediately, thereafter the Pelawan SPV Forward Sale Agreement.

7.1	Plateau Forward Sale Agreement

On each Conversion Date:

7.1.1

in accordance with the Plateau Forward Sale Agreement as read with the Pelawan SPV Plateau B2 Preference Share Terms and the Pelawan SPV Plateau B3 Preference Share Terms, Pelawan SPV sells to Anooraq:

7.1.1.1	all of the Plateau 2 Shares held by Pelawan SPV in exchange for the issue and allotment by Anooraq of the Anooraq 2 Consideration Shares; and

7.1.1.2	all of the Plateau 3 Shares held by Pelawan SPV to Anooraq in exchange for the issue and allotment by Anooraq of the Anooraq 3 Consideration Shares;

7.1.2	Pelawan SPV must deliver to Anooraq:

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7.1.2.1

the original share certificates in respect of the Plateau 2 Shares and the Plateau 3 Shares, together with duly completed instruments of transfer required in terms of section 133(2) of the Companies Act signed by the registered owner of the Plateau 2 Shares and Plateau 3 Shares as transferor (and dated not more than 5 days before the Conversion Date) and specifying Anooraq as transferee;

7.1.2.2	a certified copy of resolutions of the directors of Pelawan SPV approving the transfer of the Plateau 2 Shares and the Plateau 3 Shares (which resolution is included in the attached Annexure B);

7.1.3	Anooraq must:

7.1.3.1	issue and allot the Anooraq 2 Consideration Shares and the Anooraq 3 Consideration Shares to Pelawan SPV and provide Pelawan SPV with written proof thereof; and

7.1.3.2

deliver to Pelawan SPV a certified copy of resolutions of the directors of Anooraq approving the issue and allotment of the Anooraq 2 Consideration Shares and the Anooraq 3 Consideration Shares to Pelawan SPV, in the form attached as Annexure F;

7.1.4

Pelawan SPV (if considered a 'control person') must file a Notice of Intention to Distribute Securities 7 days in advance of the transfer of the Anooraq 2 Consideration Shares and the Anooraq 3 Consideration Shares in accordance with Section 2.8 of National Instrument 45-102 Resale of Securities (NI 45-201) and (if considered an 'insider') file an insider report within 3 days after the completion of any transfer.

7.2	Pelawan SPV Forward Sale Agreement

On each Conversion Date (following the implementation of the Plateau Forward Sale Agreement):

7.2.1

in accordance with Pelawan SPV Forward Sale Agreement, Pelawan SPV will buy back the Pelawan SPV Designated Shares from RPM. Pelawan SPV will settle the purchase consideration by delivery of the Anooraq 2 Consideration Shares;

7.2.2	Pelawan SPV must deliver to RPM:

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7.2.2.1	an irrevocable and unconditional written instruction to its broker or CSDP to effect transfer of the Anooraq 2 Consideration Shares into the following account:

Account name: RPM CSDP: Standard Bank
Contact person: Celeste Ponnen - 011 631 5736 SCA/Bank CSD account number: 1000186 Scrip account number: ZA0400621487 Settlement bank account number: ZA000067024

7.2.2.2

a certified copy of the special resolution of the shareholder of Pelawan SPV stating that the acquisition of Pelawan SPV Designated Shares is approved in accordance with section 85(2) of the Companies Act (which resolution is included in the attached Annexure G);

7.2.2.3

written confirmation from the directors of Pelawan SPV that the requirements of section 85(4) of the Companies Act have been complied with in relation to the acquisition by Pelawan SPV of the of Pelawan SPV Designated Shares; and

7.2.2.4	a certified copy of the special resolution of the shareholder of Pelawan SPV in accordance with section 38(2A) of the Companies Act (which resolution is included in the attached Annexure G);

7.2.2.5	a certified copy of the resolution directing the transfer secretary of Pelawan SPV to procure the cancellation of Pelawan SPV Designated Shares.

7.2.3	RPM must deliver to Pelawan SPV:

7.2.3.1

the original share certificates in respect of Pelawan SPV Designated Shares, together with a duly completed instrument of transfer required in terms of section 133(2) of the Companies Act signed by the registered owner of the Designated Shares as transferor (and dated not more than 5 days before the Conversion Date) and Pelawan SPV as to the transferee;

7.2.3.2	a certified copy of resolutions of the directors of RPM approving the transfer of the Pelawan SPV Designated Shares.

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8.	Subsequent notice requirements

8.1

If following the implementation of the transactions contemplated under the Pelawan SPV Forward Sale Agreement, RPM may become a 'control person' in relation to any transfer of Anooraq 2 Consideration Shares by it, it must file a Notice of Intention to Distribute Securities 7 days in advance of any such transfer, in accordance with Section 2.8 of NI 45-102.

8.2

Furthermore, if following the implementation of the transactions contemplated under the Pelawan SPV Forward Sale Agreement, RPM acquires ownership of more than 10% of the Anooraq Common Shares, RPM will be construed as an 'insider' and, accordingly, it must file an insider report within 10 days of it becoming an insider and thereafter, by no later than 10 days after its acquires direct or indirect beneficial ownership of, or control over, any further Anooraq Common Shares.

8.3

If either RPM or Pelawan Trust acquire an additional 2% of the Anooraq Common Shares on a particular Conversion Date while still subject to the early warning reporting requirements, such Party, or both RPM and Pelawan Trust, as the case may be, must publish a news release, as contemplated in clause 4.1, on the Conversion Date and must file an early warning report, as contemplated in clause 4.2, by no later than 2 Business Days after the relevant Conversion Date. The obligation to publish the news release and file the early warning report will also arise in the event of a change in any material fact in respect of the most recently published early warning report.

9.	Practical implementation

9.1

Anooraq has proposed a process to facilitate the practical implementation of its obligation to issue and allot Anooraq 2 Consideration Shares and Anooraq 3 Consideration Shares under the Plateau Forward Sale Agreement and Pelawan SPV's obligation to deliver the Anooraq 2 Consideration Shares to RPM under the Pelawan SPV Forward Sale Agreement. The process set out under this clause 9 should not be construed as an attempt to circumvent or substitute any of the steps set out under clauses 4, 5, 6, 7 and 8 but instead it is intended to achieve an efficient issue, allotment and subsequent transfer of Anooraq 2 Consideration Shares to RPM and Anooraq 3 Consideration Shares to Pelawan SPV without prejudice to the Parties respective rights and obligations set out under this Agreement, at law or any of the Finance

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Documents. The process to give effect to this practical implementation is as follows:

9.1.1

On the Closing Date, Anooraq will deliver to Computershare Canada a reservation form substantially in form attached as Annexure H reserving for issuance and allotment all of the Anooraq 2 Consideration Shares and the Anooraq 3 Consideration Shares;

9.1.2	Anooraq must file an exempt distribution report within the time limit and in the manner contemplated under clause 4.3;

9.1.3

Each of RPM and Pelawan Trust (either individually or jointly) must issue and file a news release on the Closing Date (as contemplated under clause 4.1) and then file an early warning report by no later than 2 Business Days after the Closing Date (as contemplated under clause 4.2);

9.1.4

RPM will provide Pelawan SPV with 15 days written notice of its intention to deliver a Conversion Notice (Advance Notice), which Advance Notice will stipulate the anticipated date for the delivery of the Conversion Notice by RPM to Pelawan SPV in accordance with the terms and conditions of the RPM Pelawan SPV B1 Preference Share Terms;

9.1.5

On each Conversion Date, Anooraq will issue a direction (the Direction) to Computershare Canada substantially in the form attached as Annexure I directing Computershare Canada to issue and allot the Anooraq 2 Consideration Shares and Anooraq 3 Consideration Shares (as determined in accordance with the Conversion formulae set out under the RPM Pelawan SPV B1 Preference Share Terms as read with the Pelawan SPV Plateau B2 Preference Share Terms and the Pelawan SPV Plateau B3 Preference Share Terms) to RPM and Pelawan SPV, respectively;

9.1.6

The Anooraq 2 Consideration Shares and the Anooraq 3 Consideration Shares will be registered on Anooraq's shareholders register maintained and managed by Computershare Canada and thereafter, immediately transferred from such register to Anooraq's shareholders register maintained and managed by Computershare South Africa. Each of RPM and Pelawan SPV will, as soon as is practicable, submit a completed 'Register Removal Request' (Canadian Register to South African Register) to Anooraq, substantially in the form attached as Annexure J. The

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'Register Removal Request' form will facilitate the transfer of the Anooraq 2 Consideration Shares into the RPM nominated account (stipulated under clause 7.2.2.1);

9.1.7	Pelawan SPV must file an insider report by no later than 10 days after it acquires the Anooraq 3 Consideration Shares i.e. the Conversion Date.

10.	Co-operation and support

10.1

The Parties agree that they will co-operate fully to do all such further acts and execute any further documents as may be necessary or desirable to give full effect to the arrangements contemplated by this Agreement.

10.2

Pelawan Trust undertakes to RPM and Pelawan SPV that in the event of RPM notifying Pelawan Trust that an 'Enforcement Event' or 'Specified Default' under (and as defined in) the Pelawan Cession and Pledge in Security has occurred, to immediately pass all necessary resolutions and take all necessary actions and sign all necessary documents to give full effect to the immediate transfer of registered ownership of the Anooraq Security Shares to Pelawan SPV. If Pelawan Trust fails to fulfil its obligations under this clause 10.2, Pelawan Trust hereby nominates, authorises and appoints RPM irrevocably and in rem suam as its true and lawful attorney and agent in Pelawan Trust’s name, place and stead to do all such things, and to sign and execute such documents as may be necessary to:

10.2.1	transfer registered ownership of the Anooraq Security Shares to Pelawan SPV; and

10.2.2	enable RPM and/or Pelawan SPV to exercise any of the rights granted to them under this Agreement or any of the Finance Documents.

10.3

Notwithstanding anything to the contrary herein contained, in the event of a full and final discharge of all obligations owed to RPM under the Specified Pelawan Finance Documents (the Final Discharge Date), as confirmed by RPM to Pelawan SPV in writing, Pelawan SPV undertakes to immediately transfer registered ownership or beneficial ownership, as the case may be, of any Anooraq Security Shares held by Pelawan SPV as at the Final Discharge Date, to Pelawan Investments irrespective of who or which entity owns the Pelawan SPV Ordinary Shares as at the Final Discharge Date.

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10.4

Pelawan Trust acknowledges that RPM has proposed certain amendments to the trust deed of the Pelawan Trust in order to address the issues identified in the marked up document entitled "WW Comments 23-06-09" sent to representatives of the Pelawan Trust under cover of an e-mail dated 24 June 2009 at 09h47 with the subject heading "Pelawan Trust Deed". The Pelawan Trust, Pelawan Investments, Anooraq and RPM (being the parties referred to in clause 18 of the trust deed) undertake where it is within their respective power and control to do so, to use their respective reasonable commercial endeavours to procure that:

10.4.1

such amendments, as may be acceptable to RPM acting reasonably, are agreed and confirmed in writing by the relevant parties to the trust deed (Specified Confirmation) by no later than 60 days after the Signature Date; and

10.4.2

to the extent required under Canadian securities law, the amendments reflected in the Specified Confirmation are placed before a general meeting of the shareholders of Anooraq for approval in accordance with the shareholder approval requirements, as soon as is practicable and, in any event, by no later than the first anniversary of the Closing Date (the Approval Date).

10.5	In the event that either:

10.5.1	the relevant parties fail for any reason to provide the Specified Confirmation within the specified time period; or

10.5.2	to the extent required under Canadian securities law, the shareholders of Anooraq fail to approve the amendments reflected in the Specified Confirmation on or before the Approval Date; or

10.5.3	if for any other reason the amendments to the trust deed set out in the Specified Confirmation cannot be effected on or before the Approval Date,

then, any such failure will be a material breach of the terms of this Agreement. In this regard, the trustees of the Pelawan Trust agree to execute and deliver to RPM within 10 days of the Signature Date, the resolution attached as Annexure K as an acknowledgement of inter alia the terms and conditions of these clauses 10.4 and 10.5.

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11.	Restrictions

11.1

Anooraq, Pelawan Investments, Pelawan SPV and Pelawan Trust undertake to do everything within their power including without limitation the passing all necessary resolutions, the taking of all necessary actions and signing of all necessary documents to ensure that RPM's rights under this Agreement and/or the Specified Pelawan Finance Documents and in relation to the Anooraq 2 Consideration Shares are not prejudiced for any reason whatsoever including as a result of the occurrence of a Share Adjustment Event.

11.2

Pelawan Investments, Pelawan SPV and Pelawan Trust undertake to do everything within their power including without limitation the passing all necessary resolutions, the taking of all necessary actions and signing of all necessary documents to ensure that the Anooraq Security Shares constitute, at any particular date for the duration of this Agreement, such number of Anooraq Common Shares as is equal to 26% of all the Anooraq Common Shares in issue on a fully diluted basis, as at that date.

11.3

Without prejudice to the restrictions set out under clause 11.1, if a Share Adjustment Event does occur, the number of Anooraq Common Shares making up the Anooraq Security Shares, the Anooraq 2 Consideration Shares and the Anooraq 3 Consideration Shares as reflected in the RPM Funding Common Terms Agreement will be increased or decreased, as may be appropriate, in accordance with the Share Adjustment Event.

12.	Tag right

12.1

Should Plateau or any member of the Pelawan Group (the Disposing Party) offer to sell any shares and/or claims (the Sale Interest) to a third party (the Acquiring Party) or, receive an offer in respect the acquisition of any Sale Interest from an Acquiring Party, which upon implementation of the transaction contemplated under the offer (the Proposed Transaction), would result in a Change of Control, then, in such circumstances, the Disposing Party must:

12.1.1

immediately inform RPM in writing of the making of, or receipt of, the offer (Offer Notice) or, if the Disposing Party has failed, for whatever reason, to give such Offer Notice, RPM shall be entitled, on it becoming aware of the Proposed Transaction, to give notice in respect thereof to the Disposing Party, in which event such written notice given by RPM shall constitute the Offer Notice; and

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12.1.2

irrespective of the terms and conditions of the Offer Notice, it shall be a condition precedent to the Proposed Transaction that the Acquiring Party offers to purchase RPM's equity interest in Pelawan SPV or, in circumstances of Conversion, its holding of Anooraq Common Shares (or both) (collectively, its Equity Interest), at a purchase price and on terms and conditions substantially the same as that which the Acquiring Party has offered to acquire the Sale Interest from the Disposing Party. If the initial offer does not include an offer to acquire the Equity Interest, the Disposing Party shall procure that by no later than 15 days after delivery of the Offer Notice, the initial offer is revised to include an offer to RPM in relation to the Equity Interest. Should the nature of the offer be such that a calculation of a pro rata value in respect of the Equity Interest is incapable of being determined relative to the nature of the offer or, the Disposing Party, the Acquiring Party and RPM are unable to agree to an appropriate purchase price in respect of the Equity Interest, in either case, within a period of 30 days after delivery of the Offer Notice, the Disposing Party, the Acquiring Party and RPM will appoint an independent investment bank by agreement in writing or failing agreement, as nominated by the President of the South African Institute of Chartered Accountants. The independent investment bank will determine the purchase price of the Equity Interest and, in so doing, will act as an expert and not as an arbitrator and its decision shall be final and binding.

12.2

The Disposing Party undertakes to procure that the offer, in respect of both the Equity Interest and the Sale Interest, is capable of acceptance by the Disposing Party and RPM, respectively, for a period of 30 days from the date of the determination of the purchase price of the Equity Interest or such longer period as the parties may agree in writing.

12.3

Without prejudice to any of RPM's rights under the Transaction Documents or at law, RPM shall be entitled in its absolute discretion on 15 Business Days written notice to the Disposing Party to accept the offer from the Acquiring Party in relation to the Equity Interest provided that the offer in relation to the Sale Interest is also accepted by the Acquiring Party within the applicable 30 day time period or, such longer period as the parties may agree in writing.

12.4

If RPM elects not to accept the offer in relation to its Equity Interest, and subject to any other restrictions under the Transaction Documents applicable to the Proposed Transaction, the Disposing Party shall be entitled to proceed with the Proposed Transaction on the same terms and conditions as set out under the

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Offer Notice (other than those terms and conditions specifically related to the Equity Interest).

12.5

If the terms and conditions applicable to the Proposed Transaction change subsequent to RPM's election or the offer is rejected or the Proposed Transaction is not concluded within a period of 60 days from the date of acceptance of the offer, the Disposing Party will not be entitled to and shall not sell the Sale Interest and, if it so wishes to sell the Sale Interest, it shall again be obliged to follow the procedure set out in this clause 12.

12.6

In the event of a Change of Control without the prior written consent of RPM, Plateau shall give written notice (Control Change Notice) of such breach to RPM, as soon as possible in the circumstances after such Change of Control has occurred or, in the event that Plateau has failed, for whatever reason, to give such Control Change Notice, RPM shall be entitled, on it becoming aware that such Change of Control has occurred, to give notice in respect thereof to Plateau, in which event such written notice given by RPM shall constitute the Control Change Notice. The Disposing Party must procure that the Acquiring Party makes an offer to RPM in respect of the Equity Interest as soon as reasonably practicable and, by no later than 15 days after delivery of the Control Change Notice. The purchase price in respect of the Equity Interest will be determined in the same manner as that contemplated under clause 12.1.2 and RPM will be entitled, without prejudice to any of its rights under the Transaction Documents or at law, to accept the offer within 30 days from the date of the determination of the purchase price of the Equity Interest or such longer period as the parties may agree in writing.

12.7

If the Disposing Party is unable to procure that the Acquiring Party purchases the Equity Interest from RPM within such 30 day period or such longer period as the parties may agree in writing, then the transaction giving rise to the Change of Control will be void ab initio.

13.	Appointment of an Implementation Agent

13.1

RPM may in its absolute discretion elect to appoint an agent for the purposes of implementing the transactions contemplated under this Agreement in accordance with the terms and conditions of this Agreement (the Implementation Agent). The Parties agree to take all necessary actions and sign all necessary documents to:

13.1.1	appoint the Implementation Agent for this purpose;

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13.1.2	provide the Implementation Agent with copies of all records, documents and information that may reasonably be required in order to give effect to the provisions of this Agreement;

13.1.3	assist the Implementation Agent in procuring all relevant Authorisations, if applicable, for the purposes of executing the various transactions contemplated under this Agreement;

13.1.4	authorise the Implementation Agent to take whatever steps may be necessary on behalf of the Parties to give effect to the provisions of this Agreement; and

13.1.5	generally assist the Implementation Agent in the performance of any obligations required to be performed by the Implementation Agent under this Agreement.

14.	Breach

14.1

If a Party breaches any material provision of this Agreement and remains in breach for 5 Business Days after written notice to that Party requiring that Party to rectify that breach, the aggrieved Party shall be entitled (without derogating from any of its other rights or remedies under this Agreement or subject to clause 14.2, at law) to sue for immediate specific performance of any of the defaulting Party's obligations under this Agreement, whether or not such obligation is then due, and to claim any damages it has suffered.

14.2	No Party shall be entitled to cancel this Agreement.

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Signed at Jhb	on	26 June 2009

Witness		for Pelawan Trust

/s/ signed		/s/ signed
duly authorised and warranting such
authority

Signed at Jhb	on	26 June 2009

Witness		for Central Plaza Investments 78
(Proprietary) Limited (to be renamed
Pelawan Finance SPV (Proprietary)
Limited)

/s/ signed		/s/ signed
duly authorised and warranting such
authority

Signed at Jhb	on	26 June 2009

Witness		for Pelawan Investments (Proprietary)
Limited

/s/ signed		/s/ signed
duly authorised and warranting such
authority

Signed at Jhb	on	26 June 2009

Witness		for Anooraq Resources Corporation

/s/ signed		/s/ signed
duly authorised and warranting such
authority

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Signed at Jbh	on	26 June 2009

Witness		for Plateau Resources (Proprietary) Limited

/s/ signed		/s/ signed
duly authorised and warranting such
authority

Signed at Jhb	on	26 June 2009

Witness		for Rustenburg Platinum Mines Limited

/s/ signed		/s/ signed
duly authorised and warranting such
authority